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                                                                    EXHIBIT 5.1


                   [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]




                                August 30, 1996


Captec Franchise Capital Partners L.P. IV
24 Frank Lloyd Wright Drive
Lobby L, 4th Floor
P.O. Box 544
Ann Arbor, MI  48106-0544

         Re:     Captec Franchise Capital Partners L.P. IV

Gentlemen:

         We have acted as counsel to Captec Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership, in connection with the proposed offering of up to 30,00,000 units of limited partnership interests (the "Units") by the Partnership (the "Offering") as described in the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the "SEC") on August 1, 1996 (together with all amendments thereto, the "Registration Statement").

         In this capacity, we have examined and relied upon the following documents (the "Documents"):

         A.      The Registration Statement;

         B. The Preliminary Prospectus included in the Registration Statement (the "Prospectus");

         C. The Certificate of Limited Partnership of the Partnership filed on July 23, 1996 (the "Certificate"); and

         D. The form of Agreement of Limited Partnership of the Partnership included as an exhibit to the Preliminary Prospectus (the "Agreement").

         Our review has been limited to examining the Documents, applicable Michigan and federal law, and the Delaware Revised Uniform Limited Partnership Act. To the extent that any opinion in this letter relates to or is dependent upon factual information, or is expressed in terms of our knowledge or awareness, we have relied exclusively upon the assumptions stated above, and the relevant factual representations and warranties set forth in the Documents, and we have not undertaken to independently verify any such facts or information. In this regard, our knowledge is limited to the conscious awareness of facts or other information by (i) the attorney executing this opinion on behalf of our firm; (ii) any attorney in our firm who has been actively
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[JAFFE, RAITT, HEUER & WEISS LETTERHEAD]

Captec Franchise Capital Partners L.P. IV
August 30, 1996
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involved in (a) negotiating the terms and conditions of the Documents, (b)
drafting the Documents, or (c) preparing this opinion; and (iii) solely as to information relevant to a particular opinion or confirmation regarding a particular factual matter, the attorney in our firm who is primarily responsible for providing the response to the particular opinion or confirmation addressed in this opinion.

         Based upon and subject to the foregoing, it is our opinion that the Partnership is authorized to issue the number of Units set forth in the Registration Statement, and upon the sale thereof in the manner referred to in the Registration Statement, the Units will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and such state securities administrators or commissions as may be necessary or appropriate.

         This opinion may not be relied upon by anyone other than the parties set forth herein and may not be provided to any party other than those set forth herein without the express written consent of the undersigned.

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                             /s/ Jeffrey L. Forman

                               Jeffrey L. Forman